Exhibit 10.01
XCEL ENERGY INC.
2015 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

    Xcel Energy Inc., a Minnesota corporation (the “Company” and collectively with its affiliates and subsidiaries, “Xcel Energy”), pursuant to its Amended and Restated 2015 Omnibus Incentive Plan, as amended from time to time (the “Plan”), hereby grants to you, the Participant named below, an Award of Restricted Stock Units as set forth below. The terms and conditions of such Award are set forth in the Plan, a copy of which has been provided to you, and this Award Agreement. To the extent any capitalized term used in this Award Agreement is not defined, it will have the same meaning as given to it in the Plan (as it currently exists or as it may be amended in the future).
Participant: [●]    Grant Date: [●]
1.    Granting of Award. The Company has granted to you, subject to the terms and conditions in this Award Agreement and the Plan, an Award of the number of Restricted Stock Units as specified below (“Units”). The grant of such Award is effective as of the applicable Grant Date set forth above. As used herein, the term “Award” refers to the Award described below and includes additional units credited with respect to that Award upon the deemed reinvestment of Dividend Equivalents, if any, that are credited in accordance with this Agreement (“Dividend Equivalent Units”). The Company hereby grants you an award of Restricted Stock Units as set forth below:

Vesting Date	Restricted Stock Units
[Month, date, year]	[#]
[Month, date, year]	[#]
The Restricted Stock Units granted to you as shown above will vest upon each “Vesting Date” noted above for this Restricted Stock Unit Award (it being understood that if such Vesting Date is not a business day (defined below), that the Restricted Stock Units will vest on the next preceding business day to such date and such preceding business day shall be the “Vesting Date”), if your service with Xcel Energy has been continuous from the Grant Date to the Vesting Date (the “Period of Restriction”).
    2.    Nature of Units and Shareholder Rights. The Units subject to the Award will be credited to an account in your name maintained by the Company. This account shall be unfunded and maintained for bookkeeping purposes only, with the Units simply representing an unfunded and unsecured obligation of the Company. The Units subject to the Award may not be sold, assigned, transferred, pledged or otherwise encumbered by you, and do not entitle you to any rights as a shareholder of the Company.
    3.    Termination of Service.
(a)    Upon your Termination of Service due to death or Disability during the Period of Restriction, a pro rata portion of your unvested Units, including any credited Dividend Equivalent Units, shall vest as determined on a pro rata basis as detailed in this Section 3(a) and shall be paid as soon as administratively feasible in accordance with Section 5 hereof. The pro rata portion of unvested Units to be vested shall be determined in accordance with the schedule below. (All percentages would be applied to the then number of remaining unvested Units.)

Completed Months of Service	Pro Rata Basis
[__] months	[#]%
[__] months	[#]%
[__] months	[#]%
[__] months	[#]%
[__] months	[#]%

If you have completed a number of whole months of service between the established schedule provided in this Section 3(a), any pro rata calculation will be interpolated on a straight line basis between the established pro rata basis schedule (rounded to the first decimal point).
(b)    If your Termination of Service during the Period of Restriction is on an involuntary basis without Cause, the Committee in its discretion may vest your unvested Units as provided by the pro rata basis schedule described in Section 3(a).
(c)    Upon your Termination of Service during the Period of Restriction under any circumstances other than those set forth in Sections 3(a) and (b) above, such unvested Award shall be forfeited on the date of such termination. If a Termination of Service occurs on the last Business Day of a Period of Restriction, then you will be deemed to have served through the remainder of the Period of Restriction.
4.    Vesting of Awards. Subject to Section 3 above, a Restricted Stock Unit Award shall vest only if any one or more of the vesting conditions set forth herein have been satisfied during the applicable Period of Restriction. If any one or more of the vesting conditions have not been satisfied during the applicable Period of Restriction, your rights to any portion of the Award tied to such unachieved vesting condition shall be immediately and irrevocably forfeited as of the applicable Vesting Date (unless previously forfeited pursuant to Section 3 above).
5.    Payment of Vested Awards.
(a)    Timing and Form of Payment. Unless and to the extent you have made an effective election to defer the settlement of the Units as provided in Section 5(c) below, as soon as administratively feasible following the Vesting Date, but in no event later than March 15th of the year following the calendar year in which the Period of Restriction expires, the Company shall cause to be paid to you in settlement of each Unit (including any credited Dividend Equivalent Units) comprising a vested Award, one Share or cash in an amount equal to the Fair Market Value as of the Vesting Date of one such Share (or a combination of cash and Shares with respect to the entire Award), the form of such payment to be as determined by the Committee in its sole discretion. Payments shall be made in a lump sum.
(b)    Payment upon Death. In the event of your death, amounts that otherwise would have become payable to you in accordance with Section 3(a) will be paid in cash, Shares or a combination thereof, to your designated beneficiary (if such beneficiary has been designated in writing in accordance with the Plan, and such writing has been delivered to the Company’s Executive Compensation department), or if no beneficiary is designated, in accordance with Article 19 of the Plan.
[(c)    Deferral Election. You are eligible to elect to defer to a later date the settlement of the Units that would otherwise occur as provided in Section 5(a), provided that any such election and deferral shall comply with the requirements of Section 409A of the Code.]
    6.    Dividend Equivalents. When the Company declares a cash dividend on its Shares, Dividend Equivalents equal in amount to the dividends payable (at the normal common stock declared dividend rate) on a number of Shares equal to the number of Units subject to the Award held by you on a dividend record date occurring after the Grant Date and prior to Vesting Date shall be deemed reinvested in additional Units as of the dividend payment date and credited to your account as additional Units. The number of additional Units so credited shall be determined based on the Fair Market Value of a Share on the dividend payment date. Any additional Units so credited will be subject to the same terms and restrictions applicable to the underlying Awards as provided in this Award Agreement.
    7.    Changes in Capitalization of the Company. If there is any equity restructuring or other change in the Company’s corporate capitalization as described in Section 4.4(a) of the Plan, the Committee shall determine the appropriate adjustment, if any, to each Award as provided in Section 4.4 of the Plan.
    8.    Change in Control. Notwithstanding anything herein to the contrary, in the event of a Change in Control, the Award shall be dealt with as provided in Article 17 of the Plan.

    9.    Recoupment; Cancellation.
(a)Xcel Energy may recover any cash or shares awarded under this Agreement, or proceeds from the sale of such shares, at any time, to the extent required by any rule of the SEC or any listing standard of the securities exchange upon which the Company’s stock is listed, including any rule or listing standard requiring recovery of incentive compensation in connection with an accounting restatement due to material noncompliance of Xcel Energy with any financial reporting requirement under the securities laws, which recovery shall be subject to the terms of any policy of Xcel Energy implementing such rule or listing standard. In addition, Xcel Energy may recover cash or shares awarded under the Agreement, or proceeds from the sale of such shares, from you if a Termination of Service occurs for fraud or misconduct.
(b)Xcel Energy may cancel all or any part of this Award that has not been settled (and, as applicable, Shares delivered) including any associated Dividend Equivalent Units, if at any time subsequent to the grant date the Committee determines, in its sole discretion, that you engaged in fraud or misconduct that resulted in, or was reasonably likely to result in, a material adverse impact (whether financial, operational or reputational) to Xcel Energy or your business area or functional area.
This Section 9 applies to any and all outstanding Awards granted under the Plan or the Prior Plan (“Prior Awards”), and the Award Agreements evidencing all such Prior Awards have been amended to include such provisions and remedies contained in this Section 9, which are in addition to and do not supersede any other remedies contained or referenced in the Award Agreements for such Prior Awards.
    10.    Withholding. Xcel Energy may require you to remit to it, or may withhold from the settlement of an Award or from your other compensation, an amount sufficient to satisfy any applicable federal, state or local tax, employment, FICA or other mandated withholding requirements in regard to the Award(s) in the year or years the Award(s) become taxable to you. You may elect in accordance with the Plan to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares otherwise payable in settlement of an Award at the rate the Committee determines satisfies applicable withholding requirements of the Code. For this purpose, Awards will be valued using the Fair Market Value of a Share as of the applicable withholding date. If no election is made, you will be deemed to have elected Shares to be withheld.
    11.    Plan Incorporated by Reference; Electronic Delivery. The Award is subject in all respects to the terms and conditions of the Plan, which is controlling, and which shall be deemed incorporated into this Award Agreement. The Company, or a third party designated by the Company, may deliver to you by electronic means any documents related to your participation in the Plan. By accepting this agreement, you acknowledge receipt of a copy of the Plan.
    12.    No Right to Employment. Nothing in this Award Agreement shall limit the right of Xcel Energy to terminate your employment or other service with Xcel Energy as provided in Section 20.1 of the Plan.
    13.    Restrictive Covenants.
(a)    Non-Disclosure and Return of Confidential Information. During your employment with Xcel Energy you have or will be given access to and provided with information proprietary to Xcel Energy and not generally known (including trade secret information) about Xcel Energy’s products, services, personnel, technology, research, development, methods, processes, systems, marketing plans, business strategies and plans, merger and acquisition strategies and targets, financial and pricing information, computer programs, source codes, models and databases, analytical models, customer lists and information, and supplier and vendor lists and information (collectively, “Confidential Information”). You agree not to disclose or use Confidential Information, either during or after your employment with the Company or any affiliate, except as required by subpoena or other legal process, in which event you will give Xcel Energy’s General Counsel prompt notice of such subpoena or other legal process in order to permit Xcel Energy any affected individual to seek appropriate protective orders. You further agree to return any and all Confidential Information, whether in hard or electronic format, regardless of the location on which such information may reside, no later than the date of your Termination of Service. Notwithstanding any other language in this Agreement to the contrary, you understand that you may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney if such disclosure is made solely for the purpose of reporting or investigating a suspected violation of law or for pursuing an anti-retaliation lawsuit; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and you do not disclose the trade secret except pursuant to a court order. Additionally, notwithstanding any other language in this Agreement to the contrary, nothing in this Agreement prohibits you from providing confidential information to a government agency or otherwise participating in lawful investigation by any government agency.
(b)    No Solicitation. During your employment with Xcel Energy, and for a period of two years after the end of your employment with Xcel Energy for any reason, you agree that you will not, directly or indirectly, solicit or encourage any Xcel Energy employee, contractor or vendor with whom you have had contact or about whom you have obtained information to terminate, curtail, fail to renew a relationship or otherwise adversely change its relationship with Xcel Energy, and you agree you will not provide any information to any other person or entity for use in any similar attempt to do the same
(c)    No Competition. For one year following the termination of your employment from Xcel Energy for any reason (the “Non-Compete Period”), you shall not, directly or indirectly, on your own behalf or on behalf of any person or entity, become employed, engaged or involved with any business that is engaged in or planning to become engaged in any business competitive with the business of Xcel Energy in a position that involves: (i) providing services that relate to or are similar in nature or purpose to the services you performed for Xcel Energy during your previous two (2) years of employment with Xcel Energy if such services involve business or regulatory strategies; methodologies or strategies relating to the generation, transmission, brokering, marketing, distribution, development, acquisition, or sale and delivery of electric power or generation capacity; electric commodity trading and origination activities and strategies; and services to gas and electric customers that provide them with options and the ability to reduce usage; or transmission, brokering, marketing or sale and distribution of natural gas; (ii) supervision, management, direction or advice regarding such services; or (iii) products, services and business activities as to which you had access to Confidential Information in the two (2) years preceding your Termination of Service.
(d)    Breach of Restrictive Covenant. If Participant breaches his or her obligations to Xcel Energy under any of the provisions of Section 13, then each Award held by such Participant shall be cancelled and cease to be exercisable as of the date on which the Participant first breached this section. Participant further agrees that if he or she violates any of the terms of Section 13, then Participant will be liable to Xcel Energy for injunctive relief and damages in the full value of any Award paid under this Agreement.
14.    Section 409A of the Code. Notwithstanding anything to the contrary in this Award Agreement, with respect to any Award that constitutes a deferral of compensation subject to Code Section 409A:
    (a)    If any amount is payable under such Award upon a Termination of Service, a Termination of Service will be deemed to have occurred only at such time as you have experienced a “separation from service” as such term is defined for purposes of Code Section 409A.
    (b)    If any amount shall be payable with respect to such Award as a result of your “separation from service” at such time as you are a “specified employee” within the meaning of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after your separation from service or (ii) your death.
    15.    Participant Acceptance. You shall signify acceptance of this Award Agreement, including, if applicable to you, that you will abide by the Xcel Energy Stock Ownership Policy, by signing in the space provided below and returning a signed copy to the Company, or if available, by providing an electronic signature[, within the time frames specified by the Company’s Executive Compensation department].
16.    Mandatory Binding Arbitration. You agree that any and all disputes related to the Award including but not limited to, eligibility, vesting, distribution and payment, withholding, targets, effect of termination of employment or rights related to an amendment or termination of the Plan, will be subject to mandatory binding arbitration in Minneapolis, Minnesota before the American Arbitration Association. You agree that you will be responsible for bearing your share of the costs to arbitrate.
17.    Severability. Any provision of this Award Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
18.    Securities Law Matters. The Company shall not be required to deliver any Shares until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange), as may be determined by the Company to be applicable, are satisfied.
19.    Headings. Headings are given to sections and subsections of this Award Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Award Agreement or any provision thereof.
20.    Definitions.
(a)    The term “business day” means any day other than a Saturday, Sunday or other day on which the principal national securities exchange on which the Company’s common stock is then listed is not open for business.
(b)    The term “Committee” shall also include those persons to whom authority has been delegated under the Plan.

XCEL ENERGY INC.

By:
[NAME]
[TITLE]

ACCEPTED:

Participant Signature

Date